EQUIPMENT SALES AGREEMENT

This Equipment Sales Agreement (this “Agreement”) is dated as of the 21st day of October, 2013 (“Effective Date”) by and between FracRock, Inc, a corporation having a place of business at 2930 W. Sam Houston Pkwy N Suite 275 Houston, Texas 77043 (the “Buyer”) and Weatherford U.S.L.P, a limited partnership having a place of business office at 2000 Saint James Houston, Texas 77056 (the “Seller”).

WHEREAS the Seller desires to sell to Buyer tractors, trailers, supporting equipment and other items as set out and fully described in Schedule “A” attached hereto (the “Equipment”);

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Seller and the Buyer covenant and agree as follows:

Article I. DEFINITIONS

1.1  For the purposes of this Agreement, the following terms shall have the following meanings:

“Closing Date” shall mean the date title to all Liened Equipment and Leased Equipment has been transferred, and risk of loss passes, to Buyer and all liens and encumbrances have been removed.

“Consideration” shall mean two million twenty four thousand and No /100 Dollars ($2,024,000.00) and all other good and valuable consideration. For clarification, Consideration as defined herein does not include Taxes.

“Buyer Group” shall include, individually or in any combination, Buyer, its parents, affiliates, sub-contractors, contractors, co-working interest owners, non-working/operating interest owners, and entities for whom Buyer is performing services and each of their respective directors, officers agents, representatives, employees, invitees, heirs, successors and assigns.

“Leased Equipment” shall mean all Equipment in Schedule A indicated as being under a “Lease.”

“Liened Equipment” shall mean all Equipment in Schedule A indicated as being under a “Lien.”

“Owned Equipment” shall mean all Equipment in Schedule A indicated as “Owned.”

“Seller Group” shall include Seller, its parent or affiliated companies, and their respective officers, directors, employees, clients, contractors, heirs, successors, assigns and agents, or any or all of such parties or other party with an interest.

“Taxes” shall mean all fees or charges imposed, assessed or levied by any governmental or other authority and shall include, but shall not be limited to, property, sales, use taxes, value added and excise taxes or other charges of a similar nature, customs or other duties, harbour and port dues, demurrage, wharfage, pilotage, stevedoring, customs agent fees and other such charges and other fees.

Article II. PAYMENT OF CONSIDERATION

2.1  Subject to Article 3, in exchange for the Consideration the Seller promises to sell certain Equipment, and all of Seller’s right, title and interest in such Equipment, to Buyer.

Article III. TITLE

3.1 Seller represents and warrants that Seller has good and merchantable title to Owned Equipment, free and clear of any security interests, pledges, claims, demands, charges, options or other encumbrances whatsoever.

3.2  Seller represents it will make best efforts to assist in attaining, or where agreed to in writing procuring, for Buyer good and merchantable title and the removal of all liens or encumbrances in all Liened Equipment and Leased Equipment.

Article IV. POSSESSION

4.1  Upon tendering Consideration, Buyer may take possession of all Owned Equipment which sale shall be considered final. Subject to Article 8, and upon tendering Consideration, Buyer shall take possession of all Liened Equipment and all Leased Equipment on the Closing Date.

Article V. TAXES

5.1  Unless otherwise agreed to in writing, Consideration does not include sales, VAT, GST, HST use or similar Taxes. Any and all such Taxes, fees, duties, and customs charges imposed on Seller and not expressly undertaken by Seller shall be paid for by Buyer by separate invoice. Seller shall not be liable for any such Taxes or duties or securities that are or may become payable, and Buyer shall defend, indemnify and hold harmless Seller for Buyer’s failure to pay same. Buyer shall provide all necessary documentation to support any amounts sought to be waived. Seller shall not waive any amounts not supported by documentation.

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Article VI. DISCLAIMER OF WARRANTIES

6.1 The Equipment BEING sold by Seller to Buyer is sold in an “AS IS “, “WHERE IS” CONDITION. Buyer, in signing this document, signifies unconditional acceptance that SELLER IS NOT MAKING ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN THAT SET FORTH IN ARTICLE 3), TAX CONSEQUENCES, PHYSICAL CONDITION, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION: (I) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE EQUIPMENT OR (II) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE EQUIPMENT.

6.2  Buyer agrees that with respect to the Equipment, Buyer is relying solely and exclusively upon its own experience and its independent judgment, evaluation and examination. Buyer acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Equipment by Seller.

Article VII. LIABILITY

7.1 Buyer agrees THAT SELLER SHALL NOT BE LIABLE FOR, AND to indemnify, defend and save harmless Seller Group from and against: I) all claims, expenses, loss, damageS or causes of action arising from OR RELATING TO the acquisition, use, operation, maintenance, disrepair, defects or subsequent removal of the Equipment;OR II) any liability for, but not limited to, any special, direct, indirect, incidental, product liability, patent, copyright or trademark infringement or consequential damages arising out of, or as a result of the sale AND OR PURCHASE of the Equipment hereunder THAT IS sufffered by buyer group. Buyer further agrees to indemnify, defend and save harmless Seller Group from and against all loss and liability for personal injury (including death) or damage to property SUFFERED BY BUYER GROUP AND resulting from, either directly or indirectly, or arising from the sale and/or purchase of Equipment, whether or not such injury to person or damage to property is due or claimed to be due to the negligence of Seller Group.

Article VIII. TERMINATION

8.1  Where the Closing Date does not occur within fourteen (14) days following the Effective Date of this Agreement, Seller reserves the right to terminate this Agreement as it relates to Liened Equipment and Leased Equipment and sell solely the Owned Equipment. The decision shall be made at Weatherford’s sole discretion and Weatherford’s sole liability, and Buyer’s sole remedy, shall be the refund of amounts paid by Buyer on any Liened Equipment or Leased Equipment without interest.

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Article IX. TRADE COMPLIANCE

9.1  The Equipment as defined in this Agreement is subject to the U.S. Export Administration Regulations and classified pursuant to Export Control Classification Number EAR99. Seller hereby advises Buyer that Seller cannot participate in transactions involving any denied or restricted party, or any of the following countries, or with any entity known to be organized in, or owned or controlled by a national of, these countries: Cuba, Iran, North Korea, Sudan, or Syria, or any other country that may be subject in the future to comprehensive bilateral or multilateral economic sanctions applicable to Seller (collectively “Sanctioned Parties or Countries”). If the Equipment subject to this Agreement is intended for the direct or indirect benefit of Sanctioned Parties or Countries, Seller may terminate the sale for cause and Seller will not be in breach or default. Buyer represents to Seller that the Equipment will be used in the United States. However, should Buyer later decide to export, re-export, transfer, divert, loan, lease, consign, resell, or otherwise dispose of the Equipment outside of the United States, Buyer agrees to be solely responsible for compliance with all applicable import, export control, antiboycott, and economic sanctions laws and regulations including but not limited to the U.S. Export Administration Regulations and all regulations and orders issued and/or administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and will not proceed without first obtaining all required government authorizations, as applicable.

Article X. MISCELLANEOUS PROVISIONS

10.1  Subject to Article 3, the Seller shall, upon the reasonable request of the Buyer, execute all such further deeds and documents and do all such further acts as may be reasonably required by the Buyer in order to carry out the true intent and meaning of this Agreement.

10.2  This Agreement shall inure to the benefit of and be binding upon the Seller and the Buyer and their respective successors, administrators and assigns.

10.3  This Agreement shall be governed by the laws of the Texas which will apply without regard to any choice of laws or conflict of laws provisions which would direct the application of the laws of another jurisdiction. BOTH PARTIES AGREE THAT, TO THE EXTENT ALLOWED BY THE GOVERNING LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION INVOLVING THIS AGREEMENT. THE PARTIES EXPRESSLY AGREE TO A JUDGE TRIAL. Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief.

10.4  No term or provision of this Agreement may be amended except by an instrument in writing signed by the Seller and the Buyer.

10.5  This Agreement, and any subsequent Bill of Sale, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other terms either expressed or implied by law. No modification of this Agreement shall be effective unless made in writing and signed by both parties. In the event any provision, clause, sentence or part of this Agreement is inconsistent with or contrary to any applicable law, same shall be deemed to be modified to the extent required to comply with said law (it being the intention of both Parties to enforce to the fullest extent all terms of this Agreement) and as so modified, this Agreement shall continue in full force and effect. In the event any such provision, clause, sentence or part of this Agreement cannot be modified to comply with the law, then said provision, clause, sentence or portion of the Agreement shall be deemed to be deleted from the Agreement and the remaining terms and conditions shall remain in full force and effect.

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Article XI. EXECUTION

11.1  This Agreement has been executed by the Seller and the Buyer as of the date first set forth above.

fracrock, inc.

Per:
Print:
Title:

WEATHERFORD U.S.L.P.

Per:
Print:
Title:

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SCHEDULE A TO BILL OF SALE

Description of Equipment

Bid List Number	VIN Number	Component Description	Amount
7	1A9L945446A245851	COILED TUBING UNIT 26, SINGLE PIECE, CTU-26	$1,400,000	Lien
	5KJNALCK09PAJ4556	TRACTOR FOR CTU-26		Owned
60	1A9L540214A245372	FLUID PUMP, DOUBLE CT6027	$300,000	Lien
78	1A9L745243A245205	N2 PUMP, T45205	$211,500	Owned
N/A	M810585	TRANSPORT, N2	$112,500	Lien
			$2,024,000